Exhibit 99.1

QAD Names Anton Chilton Chief Executive Officer and Board Member

-- Veteran ERP and QAD Executive Leading Next Phase of Cloud Growth Strategy --

SANTA BARBARA, Calif., Dec. 19, 2018 /PRNewswire/ -- QAD Inc. (QADA) (QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today announced that Anton Chilton has been named Chief Executive Officer and a member of the company's Board of Directors.  Chilton succeeds Karl Lopker, who passed away earlier this year.

Chilton, 51, most recently served as QAD's Chief, Global Field Operations, where he oversaw the company's sales, marketing and services activities.  He joined the company in 2004 as Services Director of QAD's Asia-Pacific region, and later served as the company's Managing Director of QAD Australia and New Zealand, Senior Vice President – Strategic Global Accounts and Senior Vice President - Professional Services.

"Anton has been a key contributor to QAD for almost 15 years, and we are excited that he will be leading the company through a period of continued growth as we work to expand our cloud strategy," said Peter van Cuylenburg, QAD's Chairman of the Board.  "QAD's cloud strategy has so far primarily focused on converting existing on-premise customers, but with the completion of our Channel Islands initiative we are ready to enter the second phase of our cloud strategy to address a much larger market opportunity.  Anton, who has been leading this planning effort, will continue to transform the company in his new role as CEO."

"The market for cloud-based ERP services is large and quickly expanding, and I'm enthusiastic about QAD's ability to bring our robust, manufacturing-focused cloud platform to a larger set of customers around the world," said Chilton.  "I look forward to sharing additional details of our plans over the coming quarters."

Chilton has nearly 30 years of ERP and operations management experience.  Prior to joining QAD, he served in various senior roles in global systems integration at Atos Origin and Cap Gemini.  He began his career at British Steel designing software and infrastructure solutions.  Chilton received his education in the Submarine Service, British Royal Navy, and earned an Executive MBA from INSEAD.

About QAD – The Effective Enterprise

QAD Inc. (QADA) (QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies.  QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration.  QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability.  Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing, and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com